EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No.'s 333-21489 and 333-21491 of Systemax Inc. on Form S-8 of our report dated February 21, 2000 appearing in this Annual Report on Form 10-K of Systemax Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP


New York, New York
March 23, 2000